Exhibit 99.1

Fiscal 2012 Earnings Conference Call

SAVANNAH, GA — March 15, 2013 — TMX Finance LLC, or the “Company,” a leading specialty finance company, will hold a conference call to discuss Fiscal 2012 results on Friday, April 5, 2013, at 10:00 a.m. Eastern Time.  The call may be accessed by dialing 888-438-5453; access code 2141740.  Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

The Company will file its Annual Report on Form 10-K for the year ended December 31, 2012 with the SEC on or about March 27, 2013.

About TMX Finance LLC

TMX Finance LLC is a specialty finance company that originates and services automobile title loans through more than 1,100 stores in 12 states using its TitleMax, TitleBucks, EquityAuto Loan and InstaLoan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz